                                   Exhibit l.3

                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                  312 372-1121
                                Fax 312 372-2098

                                January 26, 2004

As counsel for Nuveen Tax-Advantaged Total Return Strategy Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 (File Nos. 333-110818 and 811-21471) on December 22, 2003.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                               Very truly yours,


                               /s/ Bell, Boyd & Lloyd LLC